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EXHIBIT 3.2.2

AMENDED AND RESTATED BYLAWS
OF
ARDEN GROUP, INC.
(as amended November 6, 2001)

ARTICLE I

Meetings of Stockholders

        SECTION 1.    Annual Meeting.    The annual meeting of the stockholders of Arden Group, Inc. (herein called the Corporation) shall be held on such day and at such hour as may be designated by the Board of Directors, for the purpose of electing directors and for the transaction of any other proper business, notice of which shall have been given in the notice of such meeting.

        SECTION 2.    Special Meeting.    A special meeting of the stockholders of the Corporation (herein called the stockholders) may be called at any time by the Chairman of the Board of Directors, the President or the Board of Directors, or otherwise as provided by the General Corporation Law of the State of Delaware, provided, however, that a special meeting of the stockholders may not be called by the stockholders.

        SECTION 3.    Place of Meeting.    All meetings of stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated in the respective notices or waivers of notice thereof.

        SECTION 4.    Notice of Meetings.    Every stockholder shall furnish the Secretary an address at which notices of meetings and all other corporate notices may be served on or mailed to him. Except as otherwise expressly required by law, notice of each meeting of the stockholders, whether annual or special, shall, not less than ten (10) nor more than sixty (60) days before the date of the meeting, be given to each stockholder of record of the Corporation entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post-office address furnished to the Secretary for such purpose, or, if he shall not have furnished to the Secretary his post-office address for such purpose, but his address shall otherwise appear on the records of the Corporation, then at his address as it shall so appear on the records of the Corporation, or, if he shall not have furnished to the Secretary his post-office address for such purpose and his address shall not otherwise appear on the records of the Corporation, then at the registered office of the Corporation in the State of Delaware. Except when expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and, if any stockholder shall, in person or by attorney thereunto authorized, in writing or by telegraph, cable or wireless, waive notice of any meeting of the stockholders, notice thereof need not be given to him. It shall not be necessary to state in the notice of any meeting of the stockholders as a purpose thereof any matter relating to the conduct of such meeting. Except when expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

        SECTION 5.    Quorum.    At all meetings of the stockholders, with the exception of any meeting for the election of directors summarily ordered as provided by the General Corporation Law of the

State of Delaware, stockholders holding of record a number of shares entitling them to exercise a majority of the voting power of the Corporation shall be present in person or by proxy to constitute a quorum for the transaction of business. In any case where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting in person or by proxy of stockholders holding the number of shares of stock of the Corporation required by the laws of the State of Delaware or by the Certificate of Incorporation of the Corporation or by these Bylaws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Corporation required in respect of such other matter or matters.

        SECTION 6.    Presiding Officer.    At each meeting of stockholders the presiding officer shall be the Chairman of the Board or, in the absence of the Chairman of the Board, the Vice Chairman of the Board or, in the absence of the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer or, in the absence of the Chairman of the Board, the Vice Chairman of the Board, and the Chief Executive Officer, the President or, in the absence of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, and the President, a Vice President or, if none of these be present, a chairman chosen by the stockholders present entitled to vote. The Secretary or, in his absence, an Assistant Secretary or, in their absence, an appointee of the chairman of the meeting shall act as secretary of the proceedings thereat.

        SECTION 7.    Order of Business.    The order of business at each meeting of the stockholders shall be determined by the chairman of the meeting, but such order of business may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

        SECTION 8.    Voting.    Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy shares of the stock of the Corporation held by him and registered in his name on the books of the Corporation:

          (a)  on the date fixed pursuant to the provisions of Section 5 of Article V of these Bylaws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting, or

          (b)  if no such record date shall have been so fixed, then (i) at the close of business on the day next preceding the day on which notice of the meeting shall be given, or (ii) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

        Shares of its own stock belonging to the Corporation shall not be entitled to vote. Persons holding in a fiduciary capacity stock of the Corporation shall be entitled to vote such stock so held. Persons whose stock is pledged shall be entitled to vote such stock, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Any vote on stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date, unless said proxy shall provide for a longer period. At all meetings of the stockholders all matters, except those specified in Sections 3 and 11 of Article II of these By-laws, and except also those the manner of deciding upon which is otherwise expressly regulated by law, the Certificate of Incorporation of the Corporation, or these By-laws, shall be decided by the vote of a majority in voting interest of the stockholders present, in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. Upon a demand of any such stockholder for a vote by ballot on any question or at the direction of such chairman that a vote by ballot be taken on any question, such vote shall be taken. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

        SECTION 9.    List of Stockholders.    It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent or transfer clerk appointed by the Board, to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder who shall be present thereat. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

        SECTION 10.    Inspectors of Election.    The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

        SECTION 11.    Action by Stockholders Without Meeting.    Any action which is required to be taken or which may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE II

Board of Directors

        SECTION 1.    General Powers.    The property, business and affairs of the Corporation shall be managed by the Board of Directors.

        SECTION 2.    Number, Qualification and Term of Office.    Except as set forth in the Certificate of Incorporation, and subject to the provisions of the General Corporation Law of the State of Delaware, the number, qualification and term of office of the directors of the Corporation shall be as set forth in resolution or resolutions adopted by the Board of Directors.

        SECTION 3.    Election of Directors.    At each meeting of the stockholders for the election of directors at which a quorum is present, the persons up to the number of directors to be elected thereat receiving the greatest number of votes of the stockholders entitled to vote therefor shall thereby be elected the directors. If demanded by a stockholder of the Corporation present in person or by proxy at such meeting and entitled to vote thereat or so directed by the chairman of such meeting, such election shall be by ballot in accordance with the provisions of Section 8 of Article I of these Bylaws. Unless an election by ballot shall be so demanded or directed, the election may be conducted in any manner approved at such meeting.

        SECTION 4.    Organization.    At each meeting of the Board the Chairman of the Board, or, in case of his absence, a director chosen by a majority of the directors present thereat, shall act as chairman of such meeting and preside thereat. The Secretary, or, in case of his absence, any person (who shall be an Assistant Secretary, if any of them shall be present at such meeting) whom the chairman shall appoint secretary of such meeting, shall act as secretary of such meeting and keep the minutes thereof.

        SECTION 5.    Resignations.    Any director may resign at any time by giving written notice of his resignation to the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by such President or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 6.    Vacancies, etc.    Any vacancy in the Board due to death, resignation, disqualification, removal or any other cause and any newly created directorship resulting from any increase in the authorized number of directors may be filed by affirmative vote of a majority of the directors then in office (including any director who has submitted a resignation which is to be effective at a future date), although less than a quorum, or by the sole remaining director, or by the stockholders of the Corporation at any special meeting called for that purpose, and each director so elected shall hold office for the unexpired term of the directorship to which he is elected and until his successor shall be elected and shall qualify, or until his earlier death or his earlier resignation or removal in the manner hereinafter provided.

        SECTION 7.    Time and place of meetings.    As soon as convenient after the adjournment of the annual meeting of stockholders, the Board of Directors shall meet for the purpose of organization and the appointment of officers for the ensuing year. Regular meetings of the Board of Directors shall be held quarterly. The time for such regular meetings shall be determined by the Chairman of the Board or, in his absence, by the Chairman of the Executive Committee. At any time, special meetings of' the Board of Directors may be held, pursuant to the notice provided in Section 8, when called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President,

any Vice President, or the Secretary or by a writing signed by two directors. Meetings of the Board of Directors shall be held at the Corporation's principal office in the State of California, unless either (a) another place of meeting shall have been designated in the notice given to each director or (b) there shall be in attendance at such meeting a quorum plus one of the directors.

        SECTION 8.    Notice.    Notice of regular meetings of the Board of Directors shall be given by mail, postage prepaid, posted at least seven days before the time fixed for said meeting. Notice to each director of the time and place of holding each special meeting of the Board of Directors shall be sent by mail, postage prepaid, posted at least three days before the time fixed for said meeting, or by prepaid telegram or cablegram, delivered to a telegraph or cable company for transmission at least two days before the time fixed for said meeting, or shall be given personally at least one day before the time fixed for said meeting; such notice to be addressed to such director at his residence or usual place of business, unless the Corporation has been requested to send notices for him to another address, in which event such notice shall be addressed according to such request.

        SECTION 9.    Quorum and Manner of Acting.    Except as specified in Section 6 of this Article II, a majority of the directors then in office, but not less than one-third of the total number of directors, shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. The vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. Any director may participate in a meeting of the Board or of any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and, participation in a meeting by such means shall constitute presence in person at such meeting. In the absence of a quorum at any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.

        SECTION 10.    Action Without a Meeting.    Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or such committee, as the case may be.

        SECTION 11.    Removal of Directors.    Any director of the Corporation elected or appointed by the stockholders or by the Board may be removed only for cause and only by a court of competent jurisdiction or by the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote at an election of directors. The vacancy in the Board caused by any such removal may be filled by the stockholders at such meeting or otherwise as provided in Section 6 of this Article II.

        SECTION 12.    Compensation.    The directors of the Corporation shall be entitled to receive such compensation for their services as directors as shall be determined from time to time by the Board.

        SECTION 13.    Committees.    The Board, by resolution passed by a majority of the whole Board, may designate one or more committees, each such committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers of authority of the Board in the management of the business and affairs of the Corporation (including, without limiting the generality of the foregoing, the powers of the Board as specified in these Bylaws) and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending these Bylaws or filling vacancies in its membership, and, unless the resolution, these Bylaws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. A majority of all the members of any such committee, or, if such committee shall consist of one member, such member, may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

        SECTION 14.    Executive Committee.

          (a)    Constitution:    The Board of Directors, by resolution adopted by a majority of its total number, may appoint five or more of its number (one of whom must be the Chairman of Board and one of whom must be the Chief Executive Officer) to constitute an Executive Committee of the Board of Directors, and to have authority to exercise, in the intervals between meetings of the Board of Directors, all powers of the Board of Directors, including, without limitation, the power to declare the regular quarterly dividends payable on the Preferred Stock, Series A, of this Corporation, and to exercise such other powers and perform such other duties as may from time to time be authorized by the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal these By-laws or to fill vacancies in their own membership or in the Board of Directors. The Chairman of the Executive Committee shall be selected from the members thereof from time to time by resolution adopted by the majority of the total number of members of the Executive Committee.

          (b)    Meetings:    The Executive Committee may adopt rules governing the method of calling and the time and place of holding its meetings and the conduct of the proceedings thereat but, in the absence of such rules, meetings of the Executive Committee shall be called by any member of the Executive Committee by a notice to each member of the time and place of holding the same, sent by mail, postage prepaid, at least two days before the time fixed for said meeting, or by prepaid telegram or cablegram at least one day before the time fixed for said meeting or given personally at least one day before the time fixed for said meeting; such notice to be addressed to such member at his residence or usual place of business, unless the Corporation has been requested to send notices for him to another address in which event such notice shall be addressed according to such request.

          (c)    Quorum and manner of acting:    To constitute a quorum of the Executive Committee for the transaction of business at any meeting, three members (or a majority of members, if the total number of members be six or more) shall be present and the act of a majority of such quorum shall constitute the act of the Executive Committee. The Executive Committee shall keep a record of its acts and proceedings and shall furnish a copy thereof to the Board of Directors at its regular meeting held next after they shall have been taken.

          (d)    Removal:    Any member of the Executive Committee may be removed with or without cause by resolution of the Board of Directors, adopted by a majority of its total number then in office.

          (e)    Vacancies    in the Executive Committee shall be filled in the same manner as for original appointment to membership.

ARTICLE III

Officers

        SECTION 1.    Principal Officers.    The officers shall consist of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers as may be appointed or designated by the Board of Directors (any one of whom the Board of Directors may designate Chief Financial Officer). The Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, and the President must be Directors. Each of said officers shall be chosen by the Board of Directors to hold office until their respective successors are chosen and qualify. Any two or more offices may be held by the same person.

        SECTION 2.    Election and Term of Office.    The principal officers of the Corporation shall be chosen annually by the Board. Each principal officer shall hold office until his successor shall have been duly chosen and shall qualify or until his earlier death or his earlier resignation or removal in the manner hereinafter provided.

        SECTION 3.    Removal.    Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board or by any committee or officer upon whom such power of removal may be conferred by the Board.

        SECTION 4.    Resignations.    Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Board or the President or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 5.    Vacancies.    A vacancy in any office due to death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner provided in these Bylaws for regular elections or appointments to such office.

        SECTION 6.    Chairman of the Board.    The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as shall be assigned to him by the Board of Directors.

        SECTION 7.    Chief Executive Officer.    The Chief Executive Officer shall have general and active control over the affairs and business of the Corporation and supervision over its several officers subject always to the control of the Board of Directors and shall perform such other duties as shall be assigned to him by the Board of Directors. In the absence or during a vacancy in both the offices of the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors.

        SECTION 8.    President.    The President shall perform the duties of general manager of the Corporation and such other duties as shall be assigned to him by the Board of Directors or the Chief Executive Officer. In the absence or during vacancies in the offices of the Chairman of the Board, the Vice Chairman of the Board, and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and of the Board of Directors.

        SECTION 9.    Vice President.    The Vice Presidents shall perform the duties assigned to them by the Board of Directors or delegated to them by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, or the President, and, as designated by the Board of Directors, shall perform the duties of the office of the President in the absence or during a vacancy in the office of the President, and, when so acting, shall have the powers appertaining to the performance of those duties.

        SECTION 10.    Treasurer.    If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. He shall:

          (a)  have charge and custody of, and be responsible for, all funds, securities, notes and valuable effects of the Corporation; receive and give receipt for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys to the credit of the Corporation or otherwise as the Board or the President shall direct in such banks, trust companies or other depositaries as shall be selected by the Board of Directors; cause such funds to be disbursed by checks or drafts signed as provided in Section 3 of Article IV hereof; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys so disbursed;

          (b)  have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same;

          (c)  render to the President or the Board, whenever the President or the Board, respectively, shall require him so to do, an account of the financial condition of the Corporation and of all of his transactions as Treasurer;

          (d)  upon request, exhibit or cause to be exhibited at all reasonable times his cash books and other records to the President or any of the directors of the Corporation;

          (e)  sign (unless the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign), with the President or a Vice President, certificates for stock of the Corporation; and

          (f)    in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board.

        SECTION 11.    Assistant Treasurers.    If required by the Board, each of the Assistant Treasurers shall give a bond for the faithful discharge of his duties in such sums and with such surety or sureties as the Board shall determine. At the request of the Treasurer, or in case of his absence or inability to act, the Assistant Treasurer, or, if there be more than one, any of the Assistant Treasurers, shall perform the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Each of the Assistant Treasurers shall perform such other duties as from time to time may be assigned to him by the President, the Treasurer or the Board.

        SECTION 12.    Secretary. The Secretary shall:

          (a)  record all the proceedings of the meetings of the stockholders and of the Board in one or more books kept for that purpose; provided, however, that in the case of his absence or inability to act or a vacancy in the office of Secretary of the Corporation, the proceedings of the meetings of the stockholders and of the Board shall be recorded by such person as may be designated by the Chairman of such meeting;

          (b)  see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

          (c)  be custodian of all contracts, deeds, documents, all other indicia of title to properties owned by the Corporation, and of its other corporate records (except accounting records) and of the seal of the Corporation, and see that such seal, or, if authorized by the Board, a facsimile thereof, is affixed to all documents to be executed on behalf of the Corporation under its seal;

          (d)  have charge, directly or through the Transfer Clerk or Transfer Clerks, Transfer Agent or Transfer Agents and Registrar or Registrars appointed by the Board of Directors, of the issue, transfer and registration of certificates for stock of the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became such holder of record;

          (e)  upon request, exhibit or cause to be exhibited at all reasonable times to any director such records of the issue, transfer and registration of certificates for stock of the Corporation;

          (f)    sign (or see that the Treasurer or an Assistant Treasurer or an Assistant Secretary shall sign) with the President or a Vice President certificates for stock of the Corporation;

          (g)  see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed;

          (h)  see that the duties prescribed by Section 9 of Article I of these Bylaws are performed; and

          (i)    in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board.

        SECTION 13.    Assistant Secretaries.    At the request of the Secretary, or in case of his absence or inability to act, the Assistant Secretary, or, if there be more than one, any of the Assistant Secretaries, shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Each of the Assistant Secretaries shall perform such other duties as from time to time may be assigned to him by the President, the Secretary or the Board.

        SECTION 14.    Compensation.    The compensation of the officers of the Corporation shall be fixed from time to time by the Board or by one or more committees appointed by the Board with power to fix such compensation, and none of such officers shall be prevented from receiving compensation by reason of the fact that he is also a member of the Board or of any such committee; but none of such officers who shall also be a member of the Board or of any such committee shall have any vote in the determination of the amount of compensation that shall be paid to him.

ARTICLE IV

Contracts, Checks, Drafts, Bank Accounts, Etc.

        SECTION 1.    Execution of Contracts, etc.    Except as otherwise provided in these Bylaws, the Board may authorize any officer or officers, agent or agents, or employee or employees of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances, and, unless so authorized by the Board or except as otherwise provided in these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

        SECTION 2.    Loans.    No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued, endorsed or accepted in its name, unless authorized by the Board or except as otherwise provided in these Bylaws. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

        SECTION 3.    Checks, Drafts, etc.    All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed by such officer or officers or agent or agents or employee or employees of the Corporation and in such manner as shall from time to time be determined or authorized by resolution of the Board, or as provided in these Bylaws, except that, for the purpose of deposit to the credit of the Corporation or collection for its account, any check, draft or other order for the payment of money payable to the order of the Corporation may be endorsed, assigned and delivered by any office or agent or employee of the Corporation.

        SECTION 4.    Bank Accounts and Deposits.    The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board. All funds of the Corporation not otherwise employed shall be deposited from time to time in one or more of such banks, trust companies or other depositaries to the credit of the Corporation or otherwise as the Board or the President shall direct. The Board may make such other provisions in respect of such bank accounts not inconsistent with the provisions of these Bylaws as it may deem expedient.

        SECTION 5.    Proxies in Respect of Stock or Other Securities of Other Corporations.    Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President may from time to time appoint an attorney or attorneys or an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

ARTICLE V

Shares and Their Transfer

        SECTION 1.    Certificates for Stock.    Every owner of stock of the Corporation of any class (or, if stock of any class shall be issuable in series, any series of such class) shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number of shares of stock of the Corporation of such class, or such class and series, owned by him. The certificates representing shares of stock of each class (or, if there shall be more than one series of any class, each series of such class) shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary; provided, however, that, if the Board shall by resolution so authorize, the signatures of such President or Vice President, such Secretary or Assistant Secretary or any transfer agent may be facsimiles. In case any officer or officers or transfer agent of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been placed upon, any such certificate shall cease to be such officer or officers or transfer agent before such certificate shall have been issued, such certificate may be issued by the Corporation with the same effect as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been placed thereupon, were such officer or officers or transfer agent at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by certificates for stock of the Corporation, the number, class and series of shares represented by such certificates, respectively, and the respective dates thereof and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and a new certificate or certificates shall not be issued in exchange for any existing certificate, until such existing certificate shall have been so canceled, except in cases provided for in Section 4 of this Article V.

        SECTION 2.    Transfers of Stock.    Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as in Section 3 of this Article V provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

        SECTION 3.    Regulations.    The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may appoint, or authorize any principal officer or officers to appoint, one or more Transfer Clerks or one or more Transfer Agents and one or more Registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

        SECTION 4.    Lost, Stolen, Destroyed and Mutilated Certificates.    The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board shall in its uncontrolled discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board, however, may, in its discretion, refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware in such case made and provided.

        SECTION 5.    Fixing Date for Determination of Stockholders of Record.

          5.1.    Meetings of the Stockholders.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          5.2.    Action Taken Without Meeting.    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board with respect to such corporate action is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board with respect to such corporate action is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

          5.3.    All Other Purposes.    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE VI

Offices, Etc.

        SECTION 1.    Registered Office.    The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent of the Corporation in said State shall be United States Corporation Company.

        SECTION 2.    Other Offices.    The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board may from time to time appoint or as the business of the Corporation may require.

ARTICLE VII

Dividends, Surplus, Etc.

        Subject to the provisions of law, of the Certificate of Incorporation of the Corporation and of these By-laws, the Board may declare and pay dividends upon the shares of the stock of the Corporation either (a) out of its surplus as defined in and computed in accordance with the provisions of the laws of the State of Delaware, or (b) in case it shall not have any such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year whenever, and in such amounts as, in the opinion of the Board, the condition of the affairs of the Corporation shall render it advisable. The Board in its discretion may use and apply any of such surplus or such net profits in purchasing or acquiring any of the shares of the stock of the Corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from such surplus or such net profits such sum or sums as it, in its absolute discretion, may think proper, as a reserve fund to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation; provided, however, (a) that the Corporation shall not use its funds or property for the purchase of shares of its stock when the capital of the Corporation is impaired or when such use would cause any impairment of its capital and (b) that the Corporation shall not speculate in its own stock or the stock of any subsidiary company; nor shall it buy or sell the same except in the regular course of its legitimate business. All such surplus or such net profits, until actually declared in dividends, or used and applied as aforesaid, shall be deemed to have been so set aside by the Board for one or more of said purposes.

ARTICLE VIII

Seal

        The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Incorporated 1977 Delaware" or words and figures of similar import.

ARTICLE IX

Waiver of Notices

        Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation of the Corporation or by the General Corporation Law of the State of Delaware, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time state therein, shall be deemed equivalent to notice.

ARTICLE X

Amendments

        These Bylaws, or any of them, may be altered, amended or repealed, or new Bylaws may be made, (i) at any annual or special meeting of the stockholders, by the vote of a majority in voting interest of the stockholders present, in person or by proxy and entitled to vote thereat, a quorum being present, or (ii) at any regular or special meeting of the Board of Directors, by the vote of a majority of those members of the Board of Directors who have served as a director of the Corporation for at least three (3) years. Bylaws made, altered or amended by the Board shall be subject to alteration, amendment or repeal by the stockholders.

ARTICLE XI

Indemnification

        SECTION 1.    Subject to Section 4 of this Article XI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        SECTION 2.    Subject to Section 4 of this Article XI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        SECTION 3.    To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

        SECTION 4.    Any indemnification under this Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article XI, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

        SECTION 5.    Expenses incurred in defending or investigating a threatened or pending civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article XI.

        SECTION 6.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation or Bylaws, or any law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advancement of expenses to, the persons specified in Sections 1 and 2 of this Article XI shall be made to the fullest extent permitted by law. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI are intended to supplement the other indemnification and advancement of expenses otherwise provided to the persons specified in Sections 1 and 2 of this Article XI and all of such indemnification and advancement of expenses are intended to be cumulative. The provisions of this Article XI shall not be deemed to preclude or require the indemnification of any person who is not a director, officer, employee or agent of the Corporation but whom the Corporation has the power to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

        SECTION 7.    The Corporation shall use its best efforts to attempt to purchase and maintain insurance (and pay the entire premium therefor) on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the inquest of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article XI; provided, however, that the Corporation shall have no obligation to purchase and maintain such insurance if the Board of Directors determines in good faith that such insurance is not reasonably available, the premium cost for such insurance is disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

        SECTION 8.    For purposes of this Article XI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of any determination under Section 4 of this Article XI, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Corporation or another enterprise. The term "another enterprise" as used in this Article XI shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 8 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have acted in good faith or to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XI, as the case may be.

        SECTION 9.    For purposes of this Article XI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XI.

        SECTION 10.    Notwithstanding any contrary determination in the specific case under Section 4 of this Article XI, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article Xl, as the case may be. Notice of any application for indemnification pursuant to this Section 10 shall be given to the Corporation promptly upon the filing of such application.

        SECTION 11.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        SECTION 12.    The purpose of this Article XI is to provide for the broadest lawful indemnification of, and advancement of expenses to, persons who are or were directors, officers, employees or agents of the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware, as now in effect or as hereafter amended. Thus, in the event that such law is amended in the future to permit indemnification of, or advancement of expenses to, such persons in circumstances where not presently permitted, or to remove any necessity of action by the Board of Directors which may presently be required, such indemnification and advancement shall be deemed to be required by this Section 12 whether or not provided for otherwise in this Article XI and whether or not such presently required action by the Board of Directors takes place.

        SECTION 13.    The invalidity or unenforceability of any provision of this Article XI shall not effect the validity or enforceability of the remaining provisions of this Article XI.

        SECTION 14.    Any repeal or modification of this Article XI shall not decrease or otherwise adversely affect the right to indemnification or advancement of expenses of any person who is entitled to indemnification or advancement of expenses under this Article XI for any act or occurrence taking place prior to such repeal or modification.

QuickLinks

EXHIBIT 3.2.2
ARTICLE I Meetings of Stockholders
ARTICLE II Board of Directors
ARTICLE III Officers
ARTICLE IV Contracts, Checks, Drafts, Bank Accounts, Etc.
ARTICLE V Shares and Their Transfer
ARTICLE VI Offices, Etc.
ARTICLE VII Dividends, Surplus, Etc.
ARTICLE VIII Seal
ARTICLE IX Waiver of Notices
ARTICLE X Amendments
ARTICLE XI Indemnification